UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY (Exact name of registrant as specified in its charter)	MORGAN STANLEY FINANCE LLC (Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	DELAWARE (State of incorporation or organization)

36-3145972 (I.R.S. Employer Identification No.)	36-3145972 (I.R.S. Employer Identification No.)

1585 Broadway
New York, New York
(Address of principal executive offices)

10036
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	333-200365, 333-200365-12

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1. Description of Registrants’ Securities to be Registered.

The description of the Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 (the “Notes”) of Morgan Stanley Finance LLC and the description of Morgan Stanley’s guarantee of the Notes, each to be registered hereunder, is contained in (i) the Pricing Supplement relating to the Notes, dated February 17, 2016, to the Registrants’ Prospectus, dated February 16, 2016 (the “Prospectus”), included in the Registrants’ registration statement on Form S-3 (File Nos. 333-200365 and 333-200365-12), as amended, (ii) the section captioned “Description of Notes” in the Registrants’ Prospectus Supplement, dated February 16, 2016, to the Prospectus and (iii) the section captioned “Description of Debt Securities” in the Prospectus, and all those sections are incorporated herein by reference.

Item 2.	Exhibits.

2.1	Amended and Restated Certificate of Incorporation of Morgan Stanley, as amended to date (Exhibit 3 to Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and incorporated herein by reference), as amended by (1) the Certificate of Elimination of Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock (previously filed as an exhibit to Morgan Stanley’s Current Report on Form 8-K dated July 20, 2011, and incorporated herein by reference), (2) the Certificate of Merger of Domestic Corporations dated December 29, 2011 (previously filed as an exhibit to Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2012, and incorporated herein by reference), (3) the Certificate of Designation of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form 8-A dated September 27, 2013, and incorporated herein by reference), (4) the Certificate of Designation of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form 8-A dated December 9, 2013, and incorporated herein by reference), (5) the Certificate of Designation of Preferences and Rights of the 6.625% Non-Cumulative Preferred Stock, Series G (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form 8-A dated April 28, 2014, and incorporated herein by reference), (6) the Certificate of Designation of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H (previously filed as exhibits to Morgan Stanley’s Current Report on Form 8-K dated April 29, 2014, and incorporated herein by reference), (7) the Certificate of Designation of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I (previously filed as an exhibit to Morgan Stanley’s Registration Statement on Form 8-A dated September 17, 2014, and incorporated herein by reference), and (8) the Certificate of Designation of Preferences and Rights of the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J (previously filed as exhibits to Morgan Stanley’s Current Report on Form 8-K dated March 18, 2015, and incorporated herein by reference).

2.2	Amended and Restated Bylaws of Morgan Stanley, as amended to date, incorporated herein by reference to Exhibit 3.1 to Morgan Stanley’s Form 8-K dated October 29, 2015 (File No. 001-11758).

2.3	Certificate of Formation of Morgan Stanley Finance LLC, incorporated herein by reference to Exhibit 4-jjj to the Registrants’ Registration Statement (File Nos. 333-200365, 333-200365-12).

2.4	Certificate of Amendment to the Certificate of Formation of Morgan Stanley Finance LLC dated January 8, 2016, incorporated herein by reference to Exhibit 4-kkk to the Registrants’ Registration Statement (File Nos. 333-200365, 333-200365-12).

2.5	Certificate of Amendment to the Certificate of Formation of Morgan Stanley Finance LLC dated January 12, 2016, incorporated herein by reference to Exhibit 4-lll to the Registrants’ Registration Statement (File Nos. 333-200365, 333-200365-12).

2.6	Amended and Restated Limited Liability Company Agreement of Morgan Stanley Finance LLC dated as of January 21, 2016, incorporated herein by reference to Exhibit 4-mmm to the Registrants’ Registration Statement (File Nos. 333-200365, 333-200365-12).

2.7	MSFL Senior Indenture, which includes the Morgan Stanley guarantee, among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4-nnn to the Registrants’ Registration Statement (File Nos. 333-200365, 333-200365-12).

2.8	Form of MSFL Fixed Rate Senior Note, incorporated herein by reference to Exhibit 4-ppp to the Registrants’ Registration Statement (File Nos. 333-200365, 333-200365-12).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 19, 2016

MORGAN STANLEY

By:	/s/ Jarett H. Schultz
	Name:	Jarett H. Schultz
	Title:	Assistant Secretary

MORGAN STANLEY FINANCE LLC

By:	/s/ Aaron Page
	Name:	Aaron Page
	Title:	Secretary